Exhibit 5.1

May 22, 2024

MainStreet Bancshares, Inc.
10089 Fairfax Boulevard
Fairfax, VA 22030

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to MainStreet Bancshares, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of up to $125,000,000 of securities (the “Securities”), consisting of the following: (i) shares of common stock of the Company (par value $4.00 per share) (the “Common Stock”); (ii) shares of preferred stock of the Company (par value $1.00 per share) (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iii) senior and/or subordinated debt securities of the Company (collectively, “Debt Securities”); (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and (v) units consisting of any combination of Securities (the “Units”). The Company may not receive separate consideration for any Securities that are issued in exchange for, or upon conversion of, as the case may be, the Securities. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

The Depositary Shares will be issued pursuant to a Deposit Agreement (each, a “Deposit Agreement”) between the Company and the depository to be named therein (the “Depository”), to be filed, if necessary, by amendment to the Registration Statement or as an exhibit to one or more Current Reports on Form 8-K of the Company and incorporated by reference therein.

The Debt Securities will be issued under an indenture between the Company and a trustee to be named therein, to be filed, if necessary, by amendment to the Registration Statement or as an exhibit to one or more Current Reports on Form 8-K of the Company and incorporated by reference therein.

The Warrants will be issued under a Warrant Agreement (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein, to be filed, if necessary, by amendment to the Registration Statement or as an exhibit to one or more Current Reports on Form 8-K of the Company and incorporated by reference therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Units will be issued pursuant to a Unit Agreement (each, a “Unit Agreement”) between the Company and a unit agent to be named therein (the “Unit Agent”), to be filed, if necessary, by amendment to the Registration Statement or as an exhibit to one or more Current Reports on Form 8-K of the Company and incorporated by reference therein.

We have examined the Registration Statement, the Amended and Restated Articles of Incorporation and Bylaws, each as amended to date, of the Company, resolutions of the Board of Directors and the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, issuance and delivery of the Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depository; (2) when any indenture between the Company and a trustee and any supplemental indenture thereto to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by a trustee and the Company, the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with such indenture; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (4) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that, at the time of execution, issuance and delivery of any Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of authorization, execution, authentication, issuance and delivery, the Debt Securities will have been duly authorized, executed, authenticated, issued and delivered by the Company. We have assumed further that, at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that, at the time of execution, issuance and delivery of any Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company.

Based upon the foregoing, and subject to the exceptions, qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.         With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or by a duly constituted and acting committee of the Board of Directors of the Company (such Board of Directors and committee being referred to herein, collectively, as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) the due issuance and delivery of the shares of Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

2.         With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) the due filing of Articles of Amendment with respect to the Preferred Stock, to be filed with the Virginia Secretary of State and (c) the due issuance and delivery of the shares of Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.         With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance of the shares of Preferred Stock represented by such Depositary Shares, and the execution and delivery of the Deposit Agreement and (b) the due issuance and delivery to the Depository of the shares of Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the shares of Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration for such Depositary Shares provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company and otherwise in accordance with the provisions of the Deposit Agreement and such agreement, depositary receipts evidencing the Depositary Shares will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

4.         With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of any applicable indenture and any supplemental indenture, (b) the due authorization, execution and delivery by the applicable trustee of any indenture between the Company and a trustee and any supplemental indenture thereto to be entered into in connection with the issuance of any Debt Securities, (c) the due authorization and establishment of the specific terms of a particular series of Debt Securities in accordance with the applicable indenture and (d) the due authorization, execution, authentication, issuance and delivery of the Debt Securities in accordance with such indenture and the applicable underwriting or other agreement against payment therefor, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited as set forth below.

5.         With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.         With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (i) the issuance and terms of the Units, (ii) the execution and delivery of the Unit Agreement with respect to the Units, (iii) the issuance of shares of any Common Stock that is a component of the Units, (iv) the issuance of shares of any Preferred Stock that is a component of the Units, (v) the execution and delivery of the Warrant Agreement with respect to any Warrants that are a component of the Units, (vi) the execution and delivery of the Deposit Agreement with respect to any Depositary Shares that are a component of the Units, (b) the due filing of the Articles of Amendment with respect to any such Preferred Stock and (c) the due execution, countersignature (in the case of any such Warrants), issuance and delivery of (i) the Units, (ii) any such Common Stock, (iii) any such Preferred Stock, (iv) any such Warrants and (v) the depositary receipts evidencing any such Depositary Shares, in each case upon the payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the applicable Warrant Agreement, in the case of such Warrants, and the applicable Depositary Agreement, in the case of such Depositary Shares, and in accordance with the provisions of the applicable Unit Agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations that may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

We do not express any opinion herein concerning any law other than the applicable laws of the Commonwealth of Virginia and the federal law of the United States. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Jones Walker LLP

Jones Walker LLP